Exhibit 99.1

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

AMERICAN BATTERY METALS CORPORATION

a Nevada Corporation

ARTICLE I

NAME

The name of the Corporation is American Battery Metals Corporation (the “Corporation”)

ARTICLE II

PURPOSE

The Corporation may engage in or transact any and all lawful activities or business permitted under the laws of the United States, the State of Nevada, or any other state, county, territory or nation.

ARTICLE III

CAPITALIZATION

The Corporation is authorized to issue two classes of shares, designated "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is 525,000,000. The number of shares of Preferred Stock which the Corporation is authorized to issue is 25,000,000 with a $.001 par value per share. The number of shares of Common Stock which the Corporation is authorized to issue is 500,000,000, with a $.001 par value per share.

The Preferred Stock may be subdivided and issued in series pursuant to resolutions of the board of directors containing such voting powers, designations, preferences, limitations, restrictions, and relative rights (including, but not limited to, dividend rights, dividend rate, voting rights, conversion rights, terms of redemption and liquidation preferences, which the board of directors, in its sole discretion, may determine to be appropriate. After the subscription on price for any stock has been paid to the Corporation, no shareholder and no capital stock shall be subject to assessment to pay the debts of the Corporation.

ARTICLE IV

BOARD OF DIRECTORS

The Corporation shall be governed by a board of directors consisting of one or more directors as shall be fixed by the Corporation’s bylaws. The board of directors is expressly granted the exclusive power to make, amend, alter, or repeal the bylaws of the Corporation pursuant to NRS 78.120.

ARTICLE V

REGISTERED AGENT

The name and address in the State Nevada of the Corporation's initial agent for service of process is:

United Corporate Services, Inc.

2520 St. Rose Pkwy, Ste 319

Henderson, NV 89074

ARTICLE VI

LIMITATION ON LIABILITY

No director of officer of the Corporation shall be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer unless the act or omission involves intentional misconduct, fraud, a knowing violation of law, or the payment of dividends in violation of NRS 78.300.

Each director, stockholder and officer, in consideration for his services, shall, in the absence of fraud, be indemnified, whether then in office or not, for the reasonable cost and expenses incurred by him in connection with the defense of, or for advice concerning any claim asserted or proceeding brought against him by reason of his being or having been a director, stockholder or officer of the Corporation or of any subsidiary of the Corporation, whether or not wholly owned, to the maximum extent permitted by law. The foregoing right of indemnification shall be inclusive of any other rights to which any director, stockholder or officer may be entitled as a matter of law.

ARTICLE VII

RELATED TRANSACTIONS

Except as forbidden by law or by these Amended and Restated Articles of Incorporation, no contract or other transaction between the Corporation and other corporations, in the absence of fraud, shall be affected or invalidated by the fact that any one or more of the directors of the Corporation is or are interested in a contract or transaction, or are directors or officers of any other corporation, and any director or directors, individually or jointly, may be a party or parties to, or may be interested in such contract, act or transaction, or in any way connected with such person or person's firm or corporation, and each and every person who may become a director of the Corporation is hereby relieved from any liability that might otherwise exist from this contracting with the Corporation for the benefit of himself or any firm, association or corporation in which he may be in any way interested. Any director of the Corporation may vote upon any transaction with the Corporation without regard to the fact that he is also a director of such subsidiary or corporation. The Corporation specifically elects not to be governed by NRS 78.378 to 78.3793, inclusive, and by NRS 78.411 to 78.444, inclusive.